Exhibit 99.1

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE (the “Second Amendment”) dated this 16th day of December, 2019 (the “Effective Date”) is made by and between U.S. REIF CENTRAL PLAZA MASSACHUSETTS, LLC, a Delaware limited liability company (the “Landlord”), and SPERO THERAPEUTICS, INC., a Delaware corporation (the “Tenant”).

RECITALS:

A.    WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated August 24, 2015 (the “Original Lease”), as amended by First Amendment to Lease dated January 17, 2018 (the “First Amendment”) (collectively, the “Lease”), whereby Tenant leases certain premises from Landlord of approximately: (i) 7,791 rentable square feet on the fourteenth (14th) and fifteenth (15th) floors; and (ii) approximately 7,800 rentable square feet on the eighth (8th) floor (collectively, the “Existing Premises”) in the building located at 675 Massachusetts Avenue, Cambridge, Massachusetts (the “Building”);

B.    WHEREAS, the Lease Term with respect to the Existing Premises is scheduled to expire on December 31, 2025; and

C.    WHEREAS, Tenant desires to: (i) lease additional space from Landlord consisting of approximately 7,800 rentable square feet on the twelfth (12th) floor of the Building (the “12th Floor Expansion Premises”), as more particularly described on EXHIBIT A attached hereto and (ii) extend the Lease Term with respect to the Existing Premises and Landlord desires to accommodate Tenant subject to the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.    Recitals and Defined Term. The recitals set forth above are incorporated herein and made a part of this Second Amendment as if set forth herein in full. All capitalized terms used in this Second Amendment that are not defined in this Second Amendment shall have the meanings ascribed to such terms in the Lease. In the event of any conflict between the terms of the Lease and the terms of this Second Amendment, the definitions set forth in this Second Amendment shall supersede and control.

2.    12th Floor Expansion Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions, agreements, and provisions of the Lease, as amended by this Second Amendment, the 12th Floor Expansion Premises.

2.1    The Lease Term with respect to the 12th Floor Expansion Premises (the “12th Floor Expansion Premises Term”) shall commence on June 1, 2020 (the “12th Floor Expansion Premises Commencement Date”) and shall continue thereafter so as to expire on May 31, 2027.

2.2    For purposes of confirmation herein, Tenant’s Proportionate Share of the Building for the Existing Premises is 12.59% which is based on approximately 15,591 rentable square feet in the Existing Premises and approximately 123,810 rentable square feet in the Building. Tenant’s Proportionate Share for the 12th Floor Expansion Premises is 6.30% which is based on approximately 7,800 rentable square feet in the 12th Floor Expansion Premises and approximately 123,810 rentable square feet in the Building. Effective as of the 12th Floor Expansion Premises Commencement Date: (a) the “Premises” (meaning the Existing Premises, together with the 12th Floor Expansion Premises) shall be amended to consist of a total of approximately 23,391 rentable square feet; and (b) “Tenant’s Proportionate Share” shall be amended to be 18.89% which is based on approximately 23,391 rentable square feet in the Premises and 123,810 rentable square feet in the Building.

3.    Fixed Rent for 12th Floor Expansion Premises. Tenant shall pay Fixed Rent with respect to the 12th Floor Expansion Premises in accordance with the schedule below but otherwise in accordance with the terms and conditions of the Lease:

12th Floor Expansion Premises Term	Annual Fixed Rent	Monthly Fixed Rent	Fixed Rent Per Square Foot of 12th Floor Expansion Premises

June 1, 2020 – May 31, 2021	$585,000.00	$48,750.00	$75.00

June 1, 2021 – May 31, 2022	$596,700.00	$49,725.00	$76.50

June 1, 2022 – May 31, 2023	$608,634.00	$50,719.50	$78.03

June 1, 2023 – May 31, 2024	$620,806.68	$51,733.89	$79.59

June 1, 2024 – May 31, 2025	$633.222.81	$52,768.57	$81.18

June 1, 2025 – May 31, 2026	$645,887.27	$53,823.94	$82.81

June 1, 2026 – May 31, 2027	$658,805.02	$54,900.42	$84.46

4.    Existing Premises Term. The Lease Term with respect to the Existing Premises shall be extended for an additional period commencing on January 1, 2026 and expiring on May 31, 2027 so as to run and expire coterminous with the 12th Floor Expansion Premises Term.

5.    Fixed Rent for Existing Premises. Tenant shall continue to pay Fixed Rent with respect to the Existing Premises as set forth in the Lease through December 31, 2025. Effective as of January 1, 2026, Tenant shall pay Fixed Rent with respect to the Existing Premises in accordance with the following schedule and otherwise in accordance with the terms and conditions of the Lease:

	Annual Fixed Rent	Monthly Fixed Rent	Fixed Rent Per Square Foot of Existing Premises

January 1, 2026 – May 31, 2026	$1,291,090.71	$107,590.89	$82.81

June 1, 2026 – May 31, 2027	$1,323,052.26	$110,254.26	$84.86

6.    Utilities. Commencing on the 12th Floor Expansion Premises Commencement Date, Tenant shall pay for electricity when due directly to the applicable utility supplier.

7.     Additional Rent. For purposes of confirmation herein, from and after the 12th Floor Expansion Premises Commencement Date, Tenant shall be responsible for Additional Rent with respect to the 12th Floor Expansion Premises in accordance with the terms and conditions of the Lease, except that with respect to Operating Expenses, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses but only to the extent Operating Expenses exceed actual Operating Expenses for the Building for the calendar year 2020, and with respect to Taxes, Tenant shall pay Tenant’s Proportionate Share of Taxes but only to the extent Taxes exceed actual Taxes for the Building for fiscal year 2020. Tenant shall otherwise continue to pay Additional Rent with respect to the Existing Premises through December 31, 2025 in accordance with the provisions of the Lease. Effective upon January 1, 2026: (a) the “Operating Base Year” for the Existing Premises shall be amended to mean an amount equal to the actual Operating Expenses for the Building for the calendar year 2026; and (b) the “Tax Base Year” for the Existing Premises shall mean an amount equal to the actual Taxes for the Building for fiscal year 2026.

8.     Condition of Premises. Except for Tenant Allowance, as described on EXHIBIT B attached hereto, Landlord shall not be responsible for providing any work or allowances in connection with this Amendment, and Tenant shall take occupancy of the 12th Floor Expansion Premises in its “as-is” condition.

9.    Parking. For purposes of confirmation herein, Tenant currently leases: (a) eight (8) parking spaces at the rate of $230.00 per space per month; and (b) eight (8) parking spaces at the rate of $210.00 per space per month in accordance with the terms and conditions of the Lease. Effective as of the 12th Floor Expansion Premises Commencement Date, Tenant shall lease an additional eight (8) parking spaces in the parking facilities at the rate of $250.00 per space per month which amount shall be paid by at the same time that Fixed Rent is due under the Lease and which rate may be reasonably adjusted from time to time on an annual basis by Landlord. Additional parking may be made available on a tenancy at will basis upon request. All other terms and conditions of Lease with respect to parking shall apply herein.

10.    Extension Option. The option rights afforded Tenant for two (2) consecutive five (5) year option terms under the First Amendment—EXHIBIT C shall remain in place and this Second Amendment shall not be deemed an exercise of such rights with the First Extension Term (as defined under EXHIBIT C under the First Amendment) commencing on June 1, 2027 (i.e. the day after expiration of the Lease Term) subject to Tenant’s timely satisfaction of required conditions to the exercise of such rights.

11.    Amendment to Right of Offer. EXHIBIT “D” RIGHT OF OFFER of the First Amendment shall be deleted in its entirety and replaced with EXHIBIT “C” RIGHT OF OFFER attached hereto.

12.    Security Deposit. Tenant and Landlord hereby acknowledge and confirm that Landlord is holding a Security Deposit in the amount of $150,000.00 which amount shall continue to be held by Landlord in accordance with the terms and conditions of the Lease.

13.    Brokers. Each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Section 13 except for JLL, representing Landlord exclusively and JLL, representing Tenant exclusively. Landlord will pay any commission due to the brokers hereunder pursuant to its separate agreement(s).

14.    Tenant’s Representations. Tenant hereby represents and warrants to Landlord that as of the Effective Date: (a) all of Tenant’s estate, right, title and interest in and to the Lease is free and clear of assignments, sublettings, liens and encumbrances; (b) the Lease is in full force and effect; (c) Tenant is presently in possession of the Existing Premises and is paying the Fixed Rent, Additional Rent and any other charges or sums due under the Lease with respect to the Existing Premises; (d) the Lease has not been modified, supplemented or amended in any way, except as may be set forth in this Second Amendment; (e) to the best of Tenant’s knowledge, Tenant is not aware of any actionable defenses, claims or set-offs under the Lease against rents or charges due or to become due thereunder; and (f) that this Second Amendment has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof.

15.    Landlord’s Representations. Landlord hereby represents and warrants to Tenant that as of the Effective Date: (a) the Lease has not been modified, supplemented or amended in any way, except as may be set forth in this Second Amendment; (b) to the best of Landlord’s knowledge Tenant is not in default under this Lease and no condition exists with the giving of notice and passage of time would constitute a default of Tenant under this Lease and (c) that this Second Amendment has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with the terms hereof.

16.    Signage. Tenant, at its sole cost and expense, shall have the right to install Building Standard signage for the 12th Floor Expansion Premises in the Building directory and at its entrance to the 12th Floor Expansion Premises.

17.    Confirmation of Lease. Except as amended by this Second Amendment, all existing terms and provisions of the Lease shall remain in full force and effect.

18.    Miscellaneous. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment. Signature pages delivered by pdf, facsimile or other electronic transmission shall be deemed to be an original.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be executed as of the Effective Date.

LANDLORD:

U.S. REIF CENTRAL PLAZA MASSACHUSETTS, LLC

a Delaware limited liability company

By:	U.S. REIF CENTRAL PLAZA MASSACHUSETTS MANAGER, LLC

a Delaware limited liability company, its Manager

By:	U.S. REAL ESTATE INVESTMENT FUND REIT, INC.

a Delaware corporation, its Manager

By:	/s/ Thomas Taranto
Name:	Thomas Taranto
Title:	Vice President

TENANT:

SPERO THERAPEUTICS, INC.

By:	/s/ Ankit Mahadevia, MD
Name:	Ankit Mahadevia, MD
Title:	President & CEO

EXHIBIT “A”

PLAN OF 12th FLOOR EXPANSION PREMISES

ATTACHED HERETO

EXHIBIT “B”

12TH FLOOR EXPANSION PREMISES IMPROVEMENT ALLOWANCE

1.     Landlord shall provide to Tenant an allowance of up to $55.00 per rentable square foot of the 12th Floor Expansion Premises (which is $429,000.00 based on 7,800 rentable square feet) (the “12th Floor Expansion Premises Improvement Allowance”) which shall be applied by Tenant toward “hard costs” associated with improvements in the 12th Floor Expansion Premises. Landlord shall also provide a test-fit allowance to Tenant in the amount of $0.12 per rentable square foot of the 12th Floor Expansion Premises (which is $936.00 based on 7,800 rentable square feet) (“12th Floor Expansion Premises Test Fit Allowance”). In addition, Landlord shall provide to Tenant an allowance of up to $10.00 per rentable square foot of the Existing Premises (which is $155,910.00 based on 15,591 rentable square feet) (the “Additional Improvement Allowance” and when referenced with the 12th Floor Expansion Premises Improvement Allowance and the 12th Floor Expansion Premises Test Fit Allowance, the “Tenant Allowance”) which shall be applied by Tenant toward “hard costs” associated with improvements in the Existing Premises. The improvements described herein shall be known as “Tenant Improvements”.

2.    Tenant acknowledges that all costs for Tenant Improvements in excess of the Tenant Allowance shall be paid for by Tenant at its sole cost and expense following the date which is the first to occur of (i) the date the Tenant Allowance has been fully funded by Landlord in accordance with the terms hereof, or (ii) the Outside Requisition Date.

3.    The Tenant Improvements shall be shall be: (a) subject to all terms and conditions of the Lease, including but not limited to Section 10 of the Original Lease; (b) performed by union contractors and subcontractors approved by Landlord in advance, which approval shall not be unreasonably withheld, conditioned or delayed; and (c) based on plans and specifications reasonably approved by Landlord in advance, which Landlord review shall be completed within ten (10) days of Tenant’s submission.

4.    So long as it timely submits all requisitions by the Outside Requisition Date, Tenant upon notice to Landlord shall have the right to re-allocate the Tenant Allowance amounts (as between the three designated allocated allowance amounts in Section 1 of this Exhibit B) so long as the aggregate re-allocated amount does not exceed the Tenant Allowance.

5.     Landlord shall disburse the improvement allowances to Tenant on a periodic basis (but no more than once per month) within thirty (30) days of receipt from Tenant of a requisition from Tenant (the “TI Allowance Payment Date”). A “requisition” shall mean written documentation, including, without limitation, (a) invoices from Tenant’s contractors, vendors, service providers and consultants, and such other documentation as Landlord may reasonably request, showing in reasonable detail the cost of the items in question or improvements installed to date in the Premises, accompanied by certifications from Tenant that the amount of the requisition in question is true and correct and does not exceed the cost of the items or improvements covered by such requisition; and (b) evidence that all of the Tenant Improvements and other work done by or on behalf of Tenant as of such date which could give rise to any mechanic’s or materialman’s liens and for which payment has been previously requested and paid, has been paid for in full and that any and all liens therefor that have been or may be filed have been satisfied of record or waived (the “Lien Waivers”) with respect to the prior month’s requisition (collectively the foregoing conditions to payment of a requisition shall be defined herein as the “TI Allowance Payment Conditions”). Landlord shall have the right, upon reasonable advance written notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Subject to the satisfaction of the TI Allowance Payment Conditions, if Landlord has not timely paid Tenant on a requisition Allowance by the TI Allowance Payment Date, then Tenant, shall have available all remedies available to Tenant hereunder as the result of a default by Landlord. Further, if Landlord has not paid the TI Allowance within twenty (20) business days after the TI Allowance Payment Date, any amount unpaid shall bear interest at the rate of ten percent (10%) per annum until paid in full. At Tenant’s election, and in lieu of paying the TI Allowance to Tenant as set forth above, it may request that Landlord (and Landlord agrees to) pay directly third party vendors and/or materialman who have provided goods and/or services in conjunction with the Tenant Improvements, which amounts shall be applied against the TI allowance as subject to the Tenant otherwise satisfying the TI Allowance Payment Conditions.

6.    Landlord shall not pay any portion of the improvement allowance with respect to a requisition submitted by Tenant after May 31, 2021 (“Outside Requisition Date”). In the event Tenant has not utilized entire Tenant Allowance on or before the Outside Requisition Date in accordance with the terms and conditions set forth herein, and so long as Tenant has not committed a default under the Lease which is continuing as of such date, an amount equal not in excess of twenty-five percent (25%) of the Unused Allowance Amount (as defined below) shall inure to Tenant’s benefit and shall be applied against Fixed Rent payable beginning as of the first day of the first calendar month following the Outside Requisition Date, and continuing for such number of calendar months as is necessary for said Unused Allowance Amount to be fully applied to Fixed Rent that subsequently comes due and payable under the Lease. For purposes of this Agreement, the “Unused Allowance Amount” shall mean an amount equal to the portion of the Tenant Allowance that was not advanced or otherwise disbursed by Landlord, for any reason or no reason whatsoever, as of the date immediately following the Outside Requisition Date. For the avoidance of doubt, the Unused Allowance Amount shall not be applied to abate or reduce Tenant’s obligations with respect to Additional Rent or any other Tenant obligations under the Lease other than Fixed Rent. Except as set forth above, Tenant shall not otherwise be entitled to any credit, offset or abatement with respect the unused Tenant Allowance amounts.

EXHIBIT C RIGHT OF OFFER

1.    Subject to: (a) the preexisting rights of Litmus Software, Inc. that are superior to those of Tenant (meaning Litmus Software, Inc.’s one time right of offer with respect to the eleventh (11th) floor of the Building); (b) Tenant not being in an Event of Default upon exercise of the Right of First Offer; and (c) Tenant not having assigned its interest in this Lease or subleased more than fifty percent (50%) of the Premises (in each case, other than to a Permitted Transferee), Tenant shall have a one (1) time right of offer (the “Right of Offer”) to lease space any space that becomes available on the eleventh (11th) floor of the Building (the “Offer Premises”). The term “one-time” shall mean with respect to the particular space which is the subject of an Offer Notice (as defined below), but Tenant shall continue to have a Right of Offer with respect to any portion of the Offer Premises which is not the subject of any Offer Notice.

2.    In the event any portion of the Offer Premises become vacant, prior to Landlord offering the Offer Space to another prospective tenant, Landlord shall notify Tenant in writing with a good faith market rate offer (the “Offer Notice”) setting forth a description of the Offer Premises and the date such Offer Premises will be available for occupancy (the “Availability Date”) as well as all economic and material terms upon which Landlord is prepared to enter into a lease with such third-party for the Offer Premises and which lease term with respect to the Offer Premises shall be co-terminous with the Lease Term. Tenant shall have a period of ten (10) days after receipt of the Offer Notice within which to advise Landlord by written notice that Tenant elects to exercise its right of first offer to lease the entirety of Offer Premises upon the same terms and conditions as set forth in the Offer Notice.

3.    Failure of Tenant to advise Landlord that it elects to exercise its right of first offer on the terms set forth in the Offer Notice within such ten (10) day period shall be deemed a waiver of the Right of Offer hereunder and Landlord shall forever be free to enter into mutually agreeable lease with a third party for the Offer Premises on any terms and conditions as it deems desirable; provided, however, if Landlord desires to lease the Offer Premises on economic terms which are less than ninety-percent (90%) of the economic terms which were contained in the Offer Notice, Landlord shall again deliver an Offer Notice to Tenant offering the Offer Premises on such revised economic terms.

4.    Landlord shall be responsible for delivering possession of the Offer Premises free of all occupants on the Availability Date in “broom clean” condition with all systems serving the same in good and operational condition and otherwise in accordance with the terms of the Offer Notice.